SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2008

LATIN AMERICA VENTURES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53132	26-1516355
(Commission File Number)	(IRS Employer Identification No.)

5521 Riviera Drive
Coral Gables, Florida	33146
(Address of Principal Executive Offices)	(Zip Code)

(305) 799-9094
(Registrant’s Telephone Number, Including Zip Code)

_____SMSA EL PASO 1 ACQUISITION CORP.____

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

Reference is made to the disclosure set forth under Item 8.01 of this report with regard to the change in the name of the Registrant that was effected in connection with a parent-subsidiary merger. A copy of the Articles of Merger and Plan of Merger is included as an exhibit to this report.

Item 8.01     Other Events

Effective December 30, 2008, SMSA El Paso 1 Acquisition Corp. (the “Registrant” or “Parent”) entered into an agreement and plan of merger with its wholly-owned subsidiary, Latin America Ventures, Inc. (the “Subsidiary”) pursuant to which the Subsidiary was merged with and into the Parent and the Parent continued as the surviving corporation. In connection with the merger, the name of the Parent was changed to Latin America Ventures, Inc. The parent-subsidiary merger and name change were effected pursuant to the Articles of Merger and Plan of Merger that were filed with the Nevada Secretary of State and became effective on December 30, 2008. A copy of the Articles of Merger and Plan of Merger is included as an exhibit to this report.

As a result of the change in the name of the Registrant, the Registrant has made application to change the stock symbol for the Registrant's common stock as quoted on the OTC Bulletin Board.

Item 9.      Financial Statements and Exhibits

(d) The following documents are included as exhibits to this report:

Exhibit	SEC Ref.
No.	No.	Title of Document	Location
3.1	3	Articles of Merger and	This Filing
		Plan of Merger Effective
		December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Latin America Ventures, Inc.
A Nevada Corporation

Date: January 5, 2009	By: /s/ Pierre Galoppi
Pierre Galoppi
President

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